UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Income Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE VOTE NOW!

IMPORTANT NOTICE FOR STOCKHOLDERS OF

BLACKROCK INCOME TRUST, INC.

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES

FURTHER MAILINGS AND PHONE CALLS

Dear Stockholder,

Time is running short and the Annual Meeting of Stockholders of BlackRock Income Trust, Inc. (the “Fund”) is rapidly approaching. You recently received proxy materials relating to the proposals to be voted on at the Annual Meeting of Stockholders of the Fund which will be held at the offices of BlackRock Advisors, LLC, Park Avenue Plaza, 55 East 52nd Street, 11th Floor, New York, NY 10055, on Tuesday, July 25, 2017 at 8:00 a.m. (Eastern Time). You are receiving this REMINDER notice because you held shares in the Fund on the record date, and we have not yet received your vote. Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of the Fund recommends that you vote “FOR” the Board Nominees and “AGAINST” the Stockholder Proposal described in the proxy materials. Abstentions and/or failure to vote on the Stockholder Proposal will have the same effect as voting AGAINST the Stockholder Proposal.

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote by using one of the following options:

1. Vote Online - by logging onto the website listed on the enclosed voting instructions form or proxy card and following the instructions; or

2. Vote by Touch-Tone Phone - by calling the toll free number on the enclosed voting instructions form or proxy card and following the instructions; or

3. Vote By Mail - by completing and returning your executed voting instructions form or proxy card in the postage paid envelope provided.

Remember, your vote is very important and counts. Voting now will minimize the expenses incurred with further reminder mailings and solicitation calls. Please exercise your stockholder rights and vote today.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you vote utilizing one of the options listed above.

If you have any questions about the proposals, please call Georgeson LLC, the Fund’s proxy solicitor, toll free at 1-866-541-3547.

If you have already voted, please disregard this notice. Thank you for voting!

BKT-RMD1